INVESTOR RIGHTS AGREEMENT



                                      among

                            STARWOOD FINANCIAL TRUST,


                       STARWOOD MEZZANINE INVESTORS, L.P.,


                          SOFI-IV SMT HOLDINGS, L.L.C.,


                               B HOLDINGS, L.L.C.,


                     LAZARD FRERES REAL ESTATE FUND II L.P.,


                 LAZARD FRERES REAL ESTATE OFFSHORE FUND II L.P.

                                       and

                                LF MORTGAGE REIT



                                December 15, 1998






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                                TABLE OF CONTENTS

                                                                           Page

Section 1.   Definitions and Usage...........................................1

Section 2.   Covenants of the Company........................................6

Section 3.   Registration...................................................10

Section 4.   Piggyback Registration.........................................13

Section 5.   Registration Procedures and Termination........................14

Section 6.   Holder's Obligations...........................................17

Section 7.   Expenses of Registration.......................................18

Section 8.   Indemnification; Contribution..................................18

Section 9.   Holdback.......................................................22

Section 10.  Election of Trustees...........................................22

Section 11.  Transfers......................................................24

Section 12.  Amendment, Modification and Waivers; Further Assurances........29

Section 13.  Assignment; Benefit............................................29

Section 14.  Miscellaneous..................................................30

Section 15.  Representative.................................................31


                                       -i-

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                            INVESTOR RIGHTS AGREEMENT

         This Investor Rights Agreement (this "Agreement") is made and entered into this 15th day of December, 1998, among Starwood Financial Trust, a Maryland real estate investment trust (the "Company"), Starwood Mezzanine Investors, L.P., a Delaware limited partnership ("Starwood Mezzanine"), SOFI-IV SMT Holdings, L.L.C., a Delaware limited liability company ("SOFI IV"), B Holdings, L.L.C., a Delaware limited liability company ("BLLC", and together with Starwood Mezzanine and SOFI IV, "Starwood"), and Lazard Freres Real Estate Fund II L.P., a Delaware limited partnership (the "Onshore Fund"), Lazard Freres Real Estate Offshore Fund II L.P., a Delaware limited partnership ("Offshore Fund"), and LF Mortgage REIT, a Maryland real estate investment trust ("Private REIT" and collectively with Onshore Fund and Offshore Fund, the "Investors"). Each of the Investors is referred to herein as an "Investor". Unless otherwise indicated, capitalized terms used herein are used herein as defined in Section 1.1.

                                    RECITALS

         WHEREAS, pursuant to a Securities Purchase Agreement, dated as of the date hereof, among the Company and the Investors (the "Purchase Agreement"), the Investors are purchasing an aggregate of 4,400,000 Series A Preferred Shares of beneficial interest, $.01 par value per share, of the Company (the "Preferred Shares") and warrants ("Warrants"), to purchase 6,000,000 Class A Shares of beneficial interest, $1.00 par value per share, of the Company ("Class A Shares"); and

         WHEREAS, the parties hereto desire to set forth the rights and the obligations of the parties hereto with respect to the Preferred Shares, the Warrants and the Class A Shares issuable upon exercise of the Warrants;

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1.  Definitions and Usage.

         1.1.  Definitions.  As used in this Agreement:

         "Advisor" means Starwood Financial Advisors, L.L.C. and its successors and assigns.

         "Affiliate" of any Person means a Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person.

         "Beneficially Owning" and "Beneficially Own" shall mean owning Class A Shares, Warrants and/or Preferred Shares directly, indirectly or constructively by a Person through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code, or Section 544 of the Code, as modified by
Section 856(h) of the Code.

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which all U.S. securities exchanges or any recognized trading market on which any securities of the Company are listed or included for quotation, are authorized or required to close.

         "Class A Shares" shall have the meaning set forth in the Recitals.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Common Holder" shall mean (i) each Lazard Holder, (ii) any Person as long as such Person together with its Affiliates owns Registrable Common Securities equal to (or exercisable, convertible or exchangeable for) 50% of the aggregate number of Class A Shares underlying Warrants issued pursuant to the Purchase Agreement and (iii) any Person that acquired Registrable Common
Securities from a member of the Investor Group pursuant to the exercise of foreclosure remedies under a financing arrangement or any subsequent Transferee of such Person and, in each case, such Person agrees in writing to be bound by the provisions of this Agreement.

         "Competitor" shall mean any Person the primary business of which is to acquire or originate debt or debt-like interests in real estate and/or real estate related assets; provided, however, that in determining if any Person is a Competitor, (i) any co-investment made by such Person with the Company or any Affiliate of the Company and (ii) in the case of any member of the Investor
Group only, any debt or interest owned by such Person on the date of determination shall be disregarded.

         "control" of a Person shall mean the power, direct or indirect, (i) to vote or direct the voting of more than 50% of the outstanding shares of voting stock or voting units of such Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise (and correlative words shall have correlative meanings).

         "Control Principal Group" means Arthur P. Solomon and any three of Robert P. Freeman, Anthony E. Meyer, Murry N. Gunty, Klaus P. Kretschmann, John
A. Moore, Douglas T. Healy and Marjorie L. Reifenberg.

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         "Designated  Affiliates"  means  Lazard  Freres Real  Estate  Investors
L.L.C. ("LFREI"), LF Real Estate Investors Company ("LFREIC") and any Person controlled by LFREI, LFREIC or the Control Principal Group the primary business of which is to acquire, own or originate debt or debt-like interests in real estate and/or real estate related assets or securities of the Company but only if one or more Persons that are Existing Holders, directly or indirectly, own at least 95% of the economic interest in such Person.

         "Disposing Shareholder" is defined in Section 11.4(a).

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

         "Existing Holder" shall mean, as of any date of determination, (i) each direct or indirect partner, member or shareholder of an Investor on the date of this Agreement ("Current Holders") and (ii) Persons to whom any Current Holder that is either a shareholder that does not have a controlling interest in, a limited partner of or a non- managing member of any member of the Investor Group has transferred its ownership interest in an Investor or Designated Affiliate and all subsequent transferees of such ownership interests prior to the date of determination.

         "Fair Market Value" as of any date on which the same is being calculated shall mean the average closing price of the Class A Shares on the American Stock Exchange or the exchange or national quotation system on which the Class A Shares are primarily traded for the twenty (20) Business Days preceding the calculation date.

         "Holder"  shall  mean (i) any  Preferred  Holder  and  (ii) any  Common
Holder.

         "Investor Group" shall mean each Investor and any Designated Affiliate, but only if such Person agrees in writing to become bound by the terms of this Agreement and "member of the Investor Group" means any such Person.

         "Lazard Affiliate" means Lazard Freres Real Estate Investors L.L.C. ("LFREI"), LF Real Estate Investors Company ("LFREIC") and any Person controlled by LFREI, LFREIC or a Designated Affiliate, the primary business of which is to acquire, own or originate debt or debt-like interests in real estate and/or real estate related assets or securities of the Company.

         "Lazard Holders" means each Investor, any Designated Affiliate and each Existing Holder, but only if such Person has agreed in writing to be bound by the terms of this Agreement.

         "Person"  means  an  individual,  a  partnership,  a joint  venture,  a
corporation,   a  limited   liability   company,   a  trust,  an  unincorporated
organization and a government or any department or agency thereof.

         "Piggyback Registration" shall have the meaning set forth in Section 4.1(b).

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         "Preferred  Holder" shall mean (i) each Lazard Holder,  (ii) any Person as long as such Person together with its Affiliates owns Registrable Preferred Securities equal to 50% of the aggregate number of Preferred Shares issued
pursuant  to  the  Purchase   Agreement  and  (iii)  any  Person  that  acquired
Registrable Preferred Securities from a member of the Investor Group pursuant to the exercise of foreclosure remedies under a financing arrangement or any subsequent Transferee of such Person and, in each case, such Person agrees in writing to be bound by the provisions of this Agreement.

         "Preferred Shares" is defined in the Recitals.

         "Purchase Agreement" shall have the meaning set forth in the Recitals.

         "Purchase Offer" is defined in Section 11.4(b).

         "Register", "registered", and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

         "Registrable Common Securities" shall mean: (i) the Warrants issued to an Investor pursuant to the Purchase Agreement; (ii) the Class A Shares issuable to a Common Holder upon exercise of the Warrants issued to an Investor pursuant to the Purchase Agreement; (iii) any Class A Shares, Warrants or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange by the Company for, or in replacement by the Company of, such Class A Shares or Warrants; and (iv) any securities issued in exchange for such Class A Shares, Warrants or other securities that are Registrable Common Securities in any merger, reorganization, recapitalization or combination of the Company; provided, however, that Registrable Common Securities shall not include any securities which have theretofore been Transferred in an offering registered under the Securities Act or which have been Transferred pursuant to Rule 144 or any similar rule promulgated by the Commission pursuant to the Securities Act.

         "Registrable Preferred Securities" shall mean: (i) the Preferred Shares issued to an Investor pursuant to the Purchase Agreement; (ii) any Preferred Shares or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange by the Company for, or in replacement by the Company of, such Preferred Shares; and (iii) any securities issued in exchange for such Preferred Shares or other securities that are Registrable Preferred Securities in any merger, reorganization, recapitalization or combination of the Company; provided, however, that Registrable Preferred Securities shall not include any securities which have theretofore been Transferred in an offering registered under the Securities Act or which have been Transferred pursuant to Rule 144 or any similar rule promulgated by the Commission pursuant to the Securities Act.

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         "Registrable   Securities"   shall  mean  the   Registrable   Preferred
Securities and the Registrable Common Securities.

         "Registration Expenses" shall have the meaning set forth in Section 7.

         "REIT" means a real estate investment trust.

         "REIT Requirements" shall mean the requirements for the Company to qualify as a REIT under the Code.

         "Representative" means a Person designated by the Lazard Holders from time to time to receive notices, grant approvals, waivers and consents and otherwise act on behalf of the Lazard Holders pursuant to this Agreement as set forth in Section 15.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same may be in effect at the time.

         "Selling Holder" shall mean, with respect to a specified registration pursuant to this Agreement, a Holder if its Registrable Securities are included in such registration.

         "Shelf Registration" shall have the meaning set forth in Section 3.1.

         "Starwood Holder" means SOFI-IV or Starwood Mezzanine or the direct or indirect managing members and general partners of each.

         "Transfer"  shall  mean  and  include  the  act  of  selling,   giving,
transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (and correlative words shall have correlative meanings).

         "Underwriters' Representative" shall mean the managing underwriter, or, in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters' Representative by the co-managers.

         "Violation" shall have the meaning set forth in Section 8.1.

         1.2.  Usage.

         (i) References to Registrable Securities "owned" by the Holder shall include Registrable Securities beneficially owned by such Person but which are held of record in the name of a nominee, trustee, custodian, or other agent.

         (ii) Unless this Agreement specifically provides otherwise, references to a document are to it as amended, waived and otherwise modified from time to time in accordance with the terms thereof and references to a statute or other governmental rule are to it as amended and otherwise modified from time to time (and references to any provision thereof shall include references to any successor provision).

         (iii) References to Sections are to sections hereof, unless the context otherwise requires.

         (iv) The definitions set forth herein are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined.

         (v) The term "including" and correlative terms shall be deemed to be followed by "without limitation" whether or not followed by such words or words of like import.

         (vi) The term "hereof" and similar terms refer to this Agreement as a whole.

         (vii) The "date of" any notice or request given pursuant to this Agreement shall be determined in accordance with Section 14.2.

         (viii) References to "Preferred Shares issued pursuant to the Purchase Agreement" shall be determined based on the number of Preferred Shares issued pursuant to the Purchase Agreement as adjusted for stock splits, recapitalizations and similar transactions.

         Section 2.  Covenants of the Company.

         2.1. As long as the Lazard Holders own, in the aggregate, at least 50% of the Preferred Shares issued pursuant to the Purchase Agreement:

                  (a) Filings. Within five business days after the Company files with the Commission copies of its annual reports, quarterly reports, other current reports and proxy statements pursuant to the Exchange Act, the Company will furnish a copy of the same to the Representative.

                  (b) Affiliate Transactions. The Company agrees that until the date that a majority of members of the Board of Trustees are
         Independent Trustees (the "Restricted Period"), it will obtain the written consent of the Representative which consent will not be unreasonably withheld and which consent or denial of consent will not be unreasonably delayed, prior to entering into any Interested Transaction unless any such Interested Transaction has been approved by a majority of the Independent Trustees of the Company. In addition, as to all contracts or other transactions between the Company and any Trustee or any Affiliate of a Trustee, such interested Trustee shall recuse himself from any vote by the Board of Trustees on such agreement or transaction; provided that the presence of such interested Trustee shall count for the determination of the presence of a quorum at any meeting. For purposes of this Section 2.1(b) only the following terms shall be defined as set forth below:

                  "Independent Trustees" shall mean a Trustee who qualifies as a "Non- Employee Director" of the Company within the meaning of Rule 16b-3(b)(3) of the Exchange Act and who is not (i) a Person directly or indirectly owning, controlling or holding 3% or more of the outstanding economic or voting interest of the Advisor or SCG, (ii) a Person directly or indirectly owning, controlling or holding 10% or more of the economic interest of any borrower under any loan made by the Company with an outstanding principal balance in excess of $3 million (a "Borrower") or any Person that provides mortgage servicing, or real estate or financial advisory or consulting services to the Company and that received fees from the Company for such services in excess of $100,000 for the prior fiscal year or is expected to receive in excess of $100,000 per annum during the current fiscal year (a "Service Provider") or an Affiliate of such Borrower or Service Provider, (iii) an officer, director, employee, member or partner of the Advisor or SCG, (iv) a spouse, sibling, lineal descendent, parent, grandparent, sibling of parents or first cousin, including adoptive relationships and with respect to siblings and parents, in-laws (a "Relative") of any Person described in clause (i), or (v) a Relative of a Borrower or any Person described in clause (iii) residing in the same household as such Person.

                  "Interested Transactions" means to:

                           (i) merge, consolidate with, or otherwise acquire all
                  or any portion of the business, assets or securities of any Affiliate of SAHI or SCG or sell, transfer or assign any portion of the Company's business, assets or securities to any Affiliate of SAHI or SCG;

                           (ii) make any loans or other advances of money to, or
                  guarantee with or for the benefit of, any Affiliate of SAHI or SCG or any officer, director, partner, trustee or shareholder (both direct and indirect) of any Affiliate of SAHI or SCG;

                           (iii) sell,  lease,  transfer or otherwise dispose of
                  any property or assets from, entertain or maintain any contract, agreement or understanding with, or otherwise enter into, or be a party to, any transaction with, any Affiliate of SAHI or SCG or any officer, director, partner, trustee or shareholder (both direct and indirect) of any Affiliate of SAHI or SCG;

                           (iv) take any actions  which  would  result in one or
                  more   publicly-traded   classes  of  the   Company's   equity
                  securities no longer having the attributes of public ownership; or

                           (v) take any actions  beneficial  to any Affiliate of
                  SAHI or SCG which would be detrimental to a material number of public shareholders of the Company;

         provided, however, the actions described in (i), (ii) and (iii) above, shall not constitute an Interested Transaction if (1) the action taken has been determined by the Independent Trustees to be pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms which are no less favorable to the Company than would be obtained in a comparable arm's length transaction with an independent third-party and (2) the transaction involves less than $500,000.

                  "SAHI"  means  B  Holdings,   L.L.C.,  a  Connecticut  limited
         liability company, Starwood Mezzanine Investors, L.P., a Delaware limited partnership, and SOFI-IV SMT Holdings, L.L.C.

                  "SCG" means Starwood Capital Group, L.L.C.

         2.2. Additional Covenants. As long as the Lazard Holders own, in the aggregate, at least 25% of the Preferred Shares issued pursuant to the Purchase
Agreement:

                  (a) REIT Qualification. The Company will use best efforts to qualify to be taxed as a REIT unless the Representative approves otherwise, which approval or denial of approval will not be unreasonably delayed.

                  (b) Securities Issuances.  The Company will obtain the consent of the Representative before issuing any Debt (as defined below), or any shares of beneficial interest in the Company ("Shares") that are pari passu or that have a preference or priority over the Preferred Shares as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Company and any securities convertible or exchangeable into or exercisable for any such pari passu, preference or priority Shares (collectively, "Senior and Parity Securities"), if after giving effect to such issuance (and such conversion, exchange or exercise) the Company's outstanding Debt to Equity (as defined below) ratio would exceed 8:1 as of the date of issuance. Within 45 days of the end of each fiscal quarter, the Company will deliver to the Representative a certificate signed by the Chief Financial Officer of the Company stating that as of the end of such fiscal quarter either (i) the Debt to Equity ratio of the Company is less than or equal to 8:1 or that
         (ii) the Debt to Equity ratio of the Company is greater than 8:1.

                  "Debt"   means,   without   duplication,    any   consolidated
         indebtedness of the Company and its subsidiaries, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance of deferred and unpaid purchase price of any property (including pursuant to capital leases), if and to the extent such indebtedness would appear as a liability upon a balance sheet of the Company prepared on a consolidated basis in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, (i) the Company's pro rata share (determined as provided below)
         of the Debt of any unconsolidated joint ventures in which the Company has an interest except for Debt of the joint venture owed to the Company or its subsidiaries, (ii) the liquidation value and any accumulated and unpaid dividends thereon of the Preferred Shares, (iii) the liquidation value and any accumulated and unpaid dividends thereon of any Senior or Parity Securities and (iv) the guarantee of the principal amount and any accrued interest thereon that has not been paid on the date due, after the tolling of any applicable grace periods, of any Debt of any Person which is of the type that would be included within this definition if such Person were the Company; provided, however, that Debt will not include any such balance that constitutes an accrued expense, a trade payable, deferred taxes, a borrower deposit, any Debt incurred on the Closing Date in connection with the Asset Purchase Agreement and listed on Schedule II, an escrow obligation, the portion of any Debt of a Person consolidated with the Company attributable to any minority interest to the extent not guaranteed by the Company or its subsidiaries, or Incentive Arrangements or obligations or payments thereunder. The Company's pro rata share of the Debt of any unconsolidated joint venture shall be determined based on the Company's percentage interest (on an economic basis) in such venture without regard to the nature of such interest. For example, if the Company has a 1% general partnership interest in an entity with $100 in Debt, its pro rata share of the Debt of such entity would be $1. Debt shall not include any non-recourse Debt of unconsolidated joint ventures if the Company's only interest is as a limited partner, limited liability company member or holder of a similar interest that has limited liability or if the partners of such entity are exculpated from liability for such Debt (other than customary non-recourse carveouts).

                  "Equity" shall mean book shareholders' equity determined in accordance with generally accepted accounting principles excluding any amount attributable to all outstanding Preferred Shares and Senior or Parity Securities (i.e., the account balance and any cumulative and unpaid dividends thereon).

                  "Incentive Arrangements" means any earn-out agreements, stock appreciation rights, "phantom" stock plans, employment agreements, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with acquisitions of businesses by the Company or the retention of executives, officers or employees by the Company but shall not include the amount of any deferred purchase price (whether structured as an earn-out or otherwise) that is determinable at the date of issuing any Debt or Senior and Parity Securities and the liability for payment of which is not dependent on the happening of an event or fulfillment of a condition that has not yet occurred as of such date of issuance.

                  (c) Declaration of Trust. The Company will obtain the consent of the Representative prior to amending Section 1.4 of the Company's Declaration of Trust which consent will not be unreasonably withheld and which consent or denial of consent will not be unreasonably delayed.

         2.3. Preferred Share Redemption. The Company shall not repurchase and redeem any Preferred Shares if such repurchase and redemption would cause or result in the Lazard Holders owning, in the aggregate, less than 25% of the Preferred Shares issued pursuant to the Purchase Agreement unless all outstanding Preferred Shares are simultaneously repurchased or redeemed.

         2.4. Ownership Limit Waivers by Board of Trustees. The Board of Trustees of the Company shall waive the Ownership Limit (as defined in Section 11.1(j) of the Declaration of Trust and Section 9.1(j) of the Articles Supplementary) in accordance with Section 11.12 of the Declaration of Trust and
Section 9.12 of the Articles Supplementary with respect to the acquisition and ownership of (i) any Class A Shares or Warrants by any member of the Investor Group that acquires such Class A Shares or Warrants from any member of the Investor Group or (ii) any Preferred Shares by any Person that acquires Preferred Shares from any member of the Investor Group or from any Lazard Holder that received more than 9.8% of the outstanding Preferred Shares as a distribution from a member of the Investor Group; provided, however, in each case that such Preferred Shares, Class A Shares or Warrants were originally acquired by the Investors pursuant to the Purchase Agreement and the waiver shall only apply to ownership of such Shares or Warrants and not to any other securities of the Company owned by such Person; provided, further, that the Board of Trustees shall not be required to waive the Ownership Limit until such Person has provided a representation letter to the Board of Trustees substantially in the form of Exhibit A hereto provided, further, that the Board of Trustees shall not be required to waive the Ownership Limit if such waiver would result in the Company being "closely held" within the meaning of Section 856(h) of the Code. Any waiver granted pursuant to this Section 2.3 shall terminate and be of no further force and effect as of the Termination Date (as defined in Exhibit A). The Company shall have no obligation to grant a waiver pursuant to this Section 2.4 to (i) any transferee of a member of the Investor Group if the Investor Group then owns, in the aggregate 9.8% or less of the Preferred Shares issued pursuant to the Purchase Agreement or (ii) any transferee of a Lazard Holder (other than a member of the Investor Group) if such Lazard Holder then individually owns 9.8% or less of the Preferred Shares issued pursuant to the Purchase Agreement.

         Section 3.  Registration.

         3.1. The Company shall use its best efforts to cause a registration statement covering resales of the Registrable Common Securities to be declared effective by the Commission in accordance with the Securities Act for an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the "Shelf Registration") within one year from the date of this Agreement.

         3.2. If the Company shall receive from the Representative on behalf of Preferred Holders owning a majority of the Registrable Preferred Securities on any one occasion not earlier than seven years after the date of this Agreement, a written request that the Company effect a shelf registration with respect to resales of all but not less than all of the Registrable Preferred Securities held by such Preferred Holders, the Company will use its best efforts to file such shelf registration and have it declared effective as soon as reasonably practical (the "Preferred Registration Statement") (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) as would permit or facilitate the sale and distribution of all or such portion of such Registrable Preferred Securities as are specified in such request. The Company shall only be required to comply with this Section
3.2 on one occasion and to effect one Preferred Registration Statement; provided that the Company will effect additional registrations if it violates Section 3.5 to the extent required to comply with its obligations under Section 3.5.

         3.3. Each Holder will provide at least five (5) Business Days notice of its intention to effect a resale of any Registrable Securities pursuant to the Shelf Registration or Preferred Registration Statement to the Company and the Company's transfer agent. In no event will any Holder be permitted to Transfer any Registrable Securities in violation of federal and state securities laws, including pursuant to the Shelf Registration or Preferred Registration Statement if such registration has been suspended pursuant to Section 3.4 or prior to delivery by the Company of the requested number of prospectuses. A Holder may Transfer Registrable Securities at any time including periods during which the Shelf Registration or Preferred Registration Statement is suspended if such Transfer is otherwise in compliance with applicable state and federal securities law. Any notice given pursuant to this Section 3.3 shall be addressed to the attention of the Secretary of the Company and the Company's transfer agent, and shall specify the maximum number of Registrable Securities to be sold, the intended methods of disposition thereof and the number of copies of the prospectus included in the Shelf Registration or Preferred Registration, as applicable, as the Holder requests.

         3.4. Subject to the provisions of this Section 3.4, the Company shall be entitled to postpone or suspend the filing, effectiveness, supplementing or amending of any registration statement otherwise required to be prepared and filed pursuant to this Section 3, if the Board of Trustees of the Company reasonably determines that such registration and the Transfer of Registrable Securities contemplated thereby would materially interfere with, or require premature disclosure of, any material financing, acquisition, disposition, reorganization or other transaction involving the Company, including the filing of a registration statement covering primary sales of securities by the Company, as to which, in each instance of the Company determining that the registration and Transfer would require premature disclosure, the Company has a bonafide business purpose for preserving the confidentiality thereof and the Company promptly gives the Representative notice of such determination, provided that the Company shall not suspend or postpone the filing, effectiveness, supplementing or amending of the shelf registration statement on more than two occasions during any

12-month period or for any period longer than 90 days. The notice by the Company required by this Section 3.4 will include the Company's estimate of the length of the suspension or postponement. Upon receipt of such notice, each Holder agrees to cease making offers or Transfers of Registrable Securities pursuant to such registration statement during such suspension period. The Company will give prompt notice to the Representative of the expiration or early termination of any suspension or postponement pursuant to this Section 3.4. The Representative and each Holder hereby acknowledges that any notice given by the Company pursuant to this Section 3.4 may constitute material non-public information and that the United States securities laws prohibit any Person who has material non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

         3.5. Subject to Section 3.4, the Company shall use its best efforts to keep any Shelf Registration filed pursuant to Section 3.1 continuously effective until the Common Holders no longer hold any Registrable Common Securities and shall use its best efforts to keep any Preferred Registration Statement filed pursuant to Section 3.2 continuously effective until the Registrable Preferred Securities included in such Preferred Registration Statement are no longer owned by the Preferred Holders or no longer meet the definition of Registrable Preferred Securities.

         3.6. Notwithstanding anything in this Agreement to the contrary but subject to the Company's obligations to grant waivers pursuant to Section 2.4, no Transfer of Registrable Securities may be effected if as a result thereof in the reasonable judgment of the Company, the Company would not satisfy the REIT Requirements in any respect or if such Transfer would result in any Person who has not received a waiver pursuant to Section 2.4 Beneficially Owning Class A Shares, Warrants or Preferred Shares in excess of the ownership limitation provisions of the REIT Requirements or the Amended and Restated Declaration of Trust of the Company, as amended from time to time.

         3.7. A registration pursuant to this Section 3 shall be on such appropriate registration form of the Commission as shall be selected by the Company and shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in each notice given pursuant to Sections 3.1 and 3.2.

         3.8. The Holders shall have the right to determine if any Registration pursuant to this Section 3 shall involve an underwritten offering. At the request of the Selling Holders, on one occasion after the sixth anniversary of the date of this Agreement the Company shall cooperate on a reasonable basis in a manner consistent with customary practices for an underwritten resale offering with the Selling Holders and the Underwriters' Representative for such offering in the marketing of the Registrable Securities, including making available on a reasonable basis the officers, accountants, counsel, premises, books and records of the Company for such purpose, but the Company shall not be required to incur any material out-of-pocket expense pursuant to this paragraph that would not be incurred by the Company if the offering were not underwritten, including as a result of drafting or filing any amendment to any registration statement that is then effective to the extent that such amendment would set forth information in addition to that which would typically be required in order to update the information set forth in such registration statement (other than by incorporation by reference) if the offering were not underwritten. The Selling Holders shall use best efforts to time any underwritten offering so as not to materially interfere with the Company's financing and capital raising efforts or materially disrupt the Company's business, including delaying such offering if reasonably requested by the Company as a result of such material interference or disruption. If any Registration pursuant to Section 3 involves an underwritten offering (whether on a "firm commitment," "best efforts" or "all reasonable efforts" basis or otherwise), the Company shall select the underwriter or underwriters and manager or managers to administer such underwritten offering; provided that each such Person so selected shall be reasonably acceptable to the Representative. The Company shall use reasonable efforts to and shall cause its officers, accountants and counsel to cooperate on a reasonable and customary basis in connection with any due diligence request made by potential purchasers in block trades by the Investors.

         Section 4.  Piggyback Registration.

         4.1. (a) At anytime after the second anniversary of this Agreement, if the Company proposes to register equity securities for its own account under the Securities Act in connection with the underwritten public offering solely for cash on Form S-1, S-2, S-3, or S-11 (or any replacement or successor forms) other than in connection with an offering that is primarily of debt securities (the "Offering"), the Company shall promptly give to the Representative written notice of such registration. Common Holders are not entitled pursuant to this
Section 4 to participate in any Registrations that are solely of resales of securities by Persons other than the Company. This Section 4 shall terminate and be of no further force and effect on the date that the Lazard Holders no longer own, in the aggregate, at least 50% of the Preferred Shares issued pursuant to the Purchase Agreement.

         (b) Upon the written request of the Representative on behalf of each Common Holder given as promptly as practicable but in any event within twenty
(20) days following the date of such notice, the Company shall cause to be included in such registration statement and use its reasonable efforts to be registered under the Securities Act the Registrable Common Securities that the Representative on behalf of each Common Holder shall have requested to be registered, subject to Sections 4.1(c) and 4.2; provided, however, that such right of inclusion shall not apply to any registration statement covering an offering of debt securities or convertible debt securities (any such registration in which the Common Holders participate pursuant to this Section
4.1 being referred to as a "Piggyback Registration").

         (c) The Company shall have the absolute right to delay, withdraw or cease to prepare or file any registration statement for any offering referred to in this Section 4 without any obligation or liability to the Common Holders, it being understood that any Registrable

Common Securities previously included in any such withdrawn Registration Statement shall not cease to be Registrable Common Securities by reason of such inclusion or withdrawal.

         4.2. If the Underwriters' Representative shall advise the Company that, in its opinion, the amount or type of Registrable Common Securities requested to be included in such registration would adversely affect such offering, or the timing thereof, then the Company will include in such registration, to the extent of the amount and class which the Company is so advised can be sold without such adverse effect in such offering: first, securities proposed to be sold by the Company; second, securities registered by the Company pursuant to the Registration Rights Agreement among the Company, Mezzanine, SOFI IV and SAHI Partners as in effect on the date hereof; and third, the Registrable Common Securities and all other securities requested to be included in such registration, pro rata based on the number of securities that have a right to be included in such registration.

         4.3. The Company shall only be required to comply with this Section 4 on the first four occasions that the requirements of Section 4.1(a) are applicable; provided that if the Common Holders have requested to be included in such registration and less than the lesser of (i) 300,000 Registrable Common Securities (as adjusted for stock splits, recapitalizations and similar transactions) or (ii) the number of Registrable Common Securities requested to be included in such Piggyback Registration are actually sold, such Piggyback Registration shall not count as a registration for purposes of this Section 4; provided, further, that the Company shall have no obligations under this Section 4 after an aggregate of 600,000 Registrable Common Securities (as adjusted for stock splits, recapitalizations and similar transactions) have been sold by the Common Holders in any Piggyback Registration.

         4.4. Prior to the inclusion of any Registrable Common Securities in any Piggyback Registration, the Common Holder shall be required to agree to exercise (if not previously exercised) at the closing of such offering Warrants for Class A Shares in an amount equal to that to be sold pursuant to such Piggyback Registration; provided, however, that no member of the Investor Group shall perform a cashless exercise of such Warrants pursuant to any sale of Class A Shares in a Piggyback Registration; provided, further that the Common Holder is permitted to pay the exercise price of such Warrants with the proceeds of the sale of such Class A Shares.

         Section 5. Registration Procedures and Termination. Whenever required under Section 3 to effect the registration of any Registrable Securities (subject to Section 3.3), the Company shall, as promptly as practicable:

         5.1. Prepare and file with the Commission a registration statement with respect to such Registrable Securities and in the case of a Shelf Registration or Preferred Registration Statement, use best efforts to cause such registration statement to become effective and to notify the Representative of such effectiveness in a timely manner.

         5.2. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of all securities covered by such registration statement. If the registration is for an underwritten offering, the Company shall amend the registration statement or supplement the prospectus whenever required by the terms of the underwriting agreement entered into pursuant to Section 5.5; provided that if such underwritten offering is not by the Company such amendment or supplement shall be at the expense of the Selling Holders to the extent that such amendment would set forth information (other than by incorporation by reference) in addition to that which would typically be required in order to update the information set forth in such registration statement if the offering were not underwritten. The Company shall amend the registration statement or supplement the prospectus so that it will remain current and in compliance with the requirements of the Securities Act for the period specified in Section 3.5, and if during such period any event or development occurs as a result of which the registration statement or prospectus contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Company shall promptly notify the Representative and one counsel to all Selling Holders identified in writing by the Representative (the "Designated Counsel"), promptly amend the registration statement or supplement the prospectus in a prompt manner so that each will thereafter comply with the Securities Act and promptly furnish to the Representative and the Designated Counsel such amended or supplemented prospectus, which each Selling Holder shall thereafter use in the Transfer of Registrable Securities covered by such registration statement. Following receipt of such notice and pending any such amendment or supplement described in this
Section 5.2, each Holder shall cease making offers or Transfers of Registrable Securities pursuant to the prior prospectus.

         5.3. Furnish promptly to the Representative on behalf of each Selling Holder of Registrable Securities, without charge, such numbers of copies of the registration statement, any pre-effective or post-effective amendment thereto, the prospectus, including each preliminary prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as the Representative on behalf of each Selling Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Selling Holder.

         5.4. Use best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement or any blue sky qualifications at the earliest possible moment.

         5.5. In the event of any underwritten offering, (i) use best efforts to enter into and perform its obligations under an underwriting agreement (including indemnification and contribution obligations to underwriters), in usual and customary form, with the managing underwriter or underwriters of such offering, (ii) use reasonable and customary efforts to obtain a comfort letter from the Company's accountants addressed to the underwriters of such offering and the Selling Holders (which shall be paid for, in the event of an underwritten offering under the Shelf Registration, by the Selling Holders). Delivery of any such comfort letter to the Selling Holders shall be subject to the recipient furnishing such written representations or acknowledgments as are customarily provided by selling shareholders who receive such comfort letters.

         5.6. Promptly notify the Representative of any stop order issued or threatened to be issued by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to promptly remove it if entered.

         5.7. Make available for inspection by the Representative on behalf of each Selling Holder and the representatives and counsel of the Selling Holders (but not more than one firm of counsel to the Selling Holders), all financial and other information as shall be reasonably requested by them, and provide the Representative and the representatives of the Selling Holder the reasonable opportunity to discuss the business affairs of the Company with its principal executives and independent public accountants who have certified the audited financial statements included in such registration statement, in each case all as necessary to enable them to exercise their due diligence responsibility under the Securities Act; provided, however, that information that the Company determines to be confidential and which the Company advises such Person in writing, is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Company or the Selling Holder of Registrable Securities agrees to be responsible for such Person's breach of confidentiality on terms reasonably satisfactory to the Company;
provided, further, that all requests for information and discussions shall be coordinated between the Company and the Representative and made in such a manner as to avoid duplication.

         5.8. Use best efforts to cause the Registrable Securities covered by such registration statement (i) if the Class A Shares are then listed on a securities exchange or included for quotation in a recognized trading market, to be so listed or included for a reasonable period of time after the offering and, in any event, so long as any Class A Shares are otherwise listed, and (ii) to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company or the securities laws of the states in which such Registrable Securities are to be offered and sold to enable each Selling Holder of Registrable Securities to consummate the disposition of such Registrable Securities.

         5.9. Take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities included in each such registration.

         5.10. The Company shall have no obligation under this Agreement to register or keep effective any registration statement covering any Registrable Common Securities after the twelfth anniversary of this Agreement if the Company shall deliver to the Common Holder of such Registrable Common Securities an opinion to the effect that the proposed sale or disposition of all of the Registrable Common Securities for which registration was requested does not require registration under the Securities Act for a sale or disposition in a single public sale, and removes any and all legends that relate to securities laws and that restrict Transfer from the certificates evidencing such Registrable Common Securities upon tender of certificates by the Holder. The term Registrable Common Securities shall not include such securities held by a Holder other than a member of the Investor Group if the Company delivers such an opinion and removes such legend upon tender of certificates by the Holder.

         5.11. The Company shall have no obligation under this Agreement to register or keep effective any registration statement covering any Registrable Preferred Securities after the twelfth anniversary of this Agreement if the Company shall deliver to the Preferred Holder thereof an opinion to the effect that the proposed sale or disposition of all of the Registrable Preferred Securities for which registration was requested does not require registration under the Securities Act for a sale or disposition in a single public sale, and removes any and all legends that relate to securities laws and that restrict Transfer from the certificates evidencing such Registrable Preferred Securities upon tender of certificates by the Holder. The term Registrable Preferred Securities shall not include such securities held by a Holder other than a member of the Investor Group if the Company delivers such an opinion and removes such legend upon tender of certificates by the Holder.

         Section 6.  Holder's Obligations.

         6.1. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any Selling Holder of Registrable Securities that the Selling Holder shall:

                  (a) Furnish to the Company in writing such information regarding the Selling Holder, the number of the Registrable Securities owned by it, and the intended method of disposition of such securities as shall be required under the Securities Act to effect the registration of the Selling Holder's Registrable Securities and to keep such information current.

                  (b)  Cooperate   fully  with  the  Company  in  preparing  any
         registration statement.

                  (c) In the event of a Piggyback Registration in which they participate, agree to sell their Registrable Securities included in such Piggyback Registration to the underwriters at the same price and on substantially the same terms and conditions as the Company, and to execute the underwriting agreement agreed to by the Company. No Selling Holder shall be permitted to withdraw any securities from an underwritten offering pursuant to a Piggyback Registration after the printing of the final "red herring" prospectus related thereto without the consent of the Company.

         6.2. Each Holder shall notify the Company within 5 Business Days of any sale of Registrable Securities.

         Section 7. Expenses of Registration. With respect to the Shelf Registration and the Preferred Registration Statement, the Company shall bear and pay all expenses incurred by the Company in connection with any registration, filing, or qualification of Registrable Securities with respect to such registration for each Selling Holder, including all registration, filing and National Association of Securities Dealers, Inc. fees, listing fees, all fees and expenses of complying with securities or blue sky laws, all printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for the Company and of the independent accountants including comfort letters addressed to the Company (the "Registration Expenses"), but excluding underwriting discounts and commissions relating to Registrable Securities (which shall be paid by the Holders) and all other fees and expenses of the Holders including counsel for the Holders. Notwithstanding the foregoing, the Company shall not be required to bear the expenses of any underwritten offering under the Shelf Registration Statement to the extent such expenses are greater than they would otherwise have been if such offering had not been underwritten, including excess printing costs, accounting and legal fees, and the other Registration Expenses.

         Section 8. Indemnification; Contribution. If any Registrable Securities are included in a registration statement under this Agreement:

         8.1. To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Selling Holder, each Person, if any, who controls any Selling Holder within the meaning of the Securities Act, and each officer, director, trustee, partner and employee of any Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including reasonable attorneys' fees and disbursements and reasonable expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"):

                  (a) Any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments thereof or supplements thereto; or

                  (b) The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; provided, however, that the indemnification required by this Section 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information related to the indemnified party furnished to the Company by the indemnified party in writing expressly for use in connection with such registration statement; and provided, further, that the indemnity agreement contained in this Section 8 shall not apply to the extent that any such loss is based on or arises out of (A) any matter covered by Section 8.2 for which the Selling Holders are required to indemnify the Company,
         (B) an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such Person at or prior to the confirmation of sale to such Person if an underwriter was under an obligation to deliver such final prospectus and failed to do so or (C) the Selling Holders' failure to comply with applicable prospectus delivery requirements if the Company has complied with Section 5.3.

         8.2. To the extent permitted by applicable law, each Selling Holder, severally and not jointly, shall indemnify and hold harmless the Company, and each of the officers, employees and Trustees of the Company who shall have signed the registration statement, and each Person, if any, who controls the Company within the meaning of the Securities Act, against any and all losses, claims, damages, liabilities and expenses, including reasonable attorneys' fees and disbursements and reasonable expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, but only insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent that such Violation occurs in reliance upon and in conformity with information related to such Selling Holder and furnished by such Selling Holder in writing expressly for use in connection with such registration; provided, however, that
(x) the indemnification required by this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Representative (which consent shall not be unreasonably withheld) and (y) in no event shall the aggregate amount of any indemnity obligation of any Selling Holder under this Section 8.2 together with any contribution obligation under Section 8.4 exceed the proceeds (net of any underwriting discounts or commissions) from the applicable offering received by such Selling Holder.

         8.3. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 8, such indemnified party shall deliver to the indemnifying party a written notice thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicts or differing interests between such indemnified party and any other party represented by such counsel in such proceeding; provided that the indemnifying party shall in no event be obligated to pay the fees and expenses of more than one counsel (who may retain one local counsel in each jurisdiction that such counsel is not admitted to practice if reasonably required at the expense of the indemnifying party) for all indemnified parties. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8 to the extent of such prejudice but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 8. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty
(30) days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). Except as set forth above, any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless
(i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels).

         8.4. If the indemnification required by this Section 8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this
Section 8:

                  (a) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
         Section 8.1 and Section 8.2, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the relative fault referred to in Section 8.4(i). No Person guilty of fraudulent misrepresentation (within the meaning of
         Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (c) In no event shall the aggregate amount of any contribution obligation from any Selling Holder under this Section 8.4 together with any indemnification obligation under Section 8.2 exceed the proceeds (net of any underwriting commissions or discounts) from the applicable offering received by such Selling Holder.

         8.5. If indemnification is available under this Section 8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 8 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 8.4.

         8.6. The  obligations of the Company and the Selling Holders under this
Section 8 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Agreement, and otherwise.

         Section 9.  Holdback.

         9.1. In connection with an underwritten offering by the Company of any Class A Shares (or any securities convertible into or exchangeable or exercisable for Class A Shares) covered by a registration statement filed by Company, each Holder, whether or not its Registrable Securities are included in the registration statement, if so requested by the Underwriters' Representative shall not effect any public sale or distribution of Class A Shares or Warrants (except as part of such underwritten registration), during any such lock up periods requested by the Underwriter's Representative, not to exceed the 10-day period prior to, and during the 180-day period in the case of the first registration statement declared effective after the date hereof and 90 days in the case of any subsequent registration beginning on, the date such registration statement is declared effective under the Securities Act by the Commission. In order to enforce the foregoing covenant, the Company shall be entitled to impose stop-transfer instructions with respect to the Registrable Securities of the Holders until the end of such period.

         9.2. In the event of a merger or similar transaction which is accounted for by the Company as a pooling of interests, each Holder further agrees that it will, if it is advised by the Company's counsel that it may be deemed an "affiliate" of the Company, at such time enter into a customary "affiliate agreement" restricting its ability to effect any public sale or distribution of Class A Shares or Preferred Shares in any manner that would cause the Company to not be able to account for the transaction as a pooling of interest if and to the same extent that Starwood Holders are subject to identical restrictions.

         9.3. The terms of this Section 9 shall not be applicable to any Holder if the Starwood Holders are not subject to identical restrictions or when such Holder, together with its Affiliates, no longer owns Class A Shares (including and assuming exercise of the Warrants) with a Fair Market Value of at least 2.5% of the Fair Market Value of the outstanding Class A Shares.

         Section 10.  Election of Trustees.

         10.1. Subject to Section 10.2, the Company shall use its best efforts to cause Arthur Solomon or his successor designated by the members of the Investor Group who is reasonably acceptable to the Company (the "Investor Trustee") to be elected to the Board of Trustees, to the Audit Committee thereof and, as long as such Investor Trustee qualifies as a Non-Employee Director under Rule 16b-3 of the Exchange Act, the Compensation Committee thereof. Starwood agrees to and to cause its Affiliates that own Class A or Class B Shares or any other voting securities of the Company to vote all Class A and Class B Shares and any other voting securities beneficially owned by it and them for the election of Mr. Solomon or his successor.

         10.2. Subject to Section 10.5, the right of the members of the Investor Group to elect the Investor Trustee shall continue until such time as any member of the Investor Group or any Lazard Affiliate is a Competitor, at which time the term of any Investor Trustee shall terminate and the number of Trustees constituting the Board of Trustees shall be reduced by one. If requested by the Company, the Investor Trustee will execute a written resignation as a Trustee upon the expiration of his or her term pursuant to the preceding sentence. In the event that each of the members of the Investor Group and any Lazard Affiliates ceases to be a Competitor, the Company and Starwood shall promptly comply with Section 10.1.

         10.3. If the Investor Trustee shall resign or be removed other than pursuant to the first two sentences of Section 10.2 (either with or without cause), then the members of the Investor Group shall have the right to approve the Trustee elected to fill the vacancy created by such resignation or removal; provided that the Company reasonably approves such nominee. Further, Starwood agrees not to and to cause its Affiliates that own Class A or Class B Shares or other voting securities of the Company not to vote to remove the Investor Trustee, other than for cause.

         10.4. Each member of the Investor Group hereby acknowledges that any Confidential Information provided to the Investor Trustee is confidential and proprietary to the Company and that any Investor Trustee will be required to enter into a confidentiality agreement as a condition precedent to election as a Trustee, which agreement shall be no more restrictive than the confidentiality obligations of any other trustee. Each member of the Investor Group agrees that any Confidential Information shall (a) be kept confidential, (b) not, except as otherwise provided in this Section, be disclosed by a receiving party to any person in any manner without the prior written consent of the Company and (c) not be used by a receiving party other than for Company purposes without prejudice to the right of the members of the Investor Group at all times to sell or otherwise dispose of all or any part of the Preferred Shares, Warrants or Class A Shares in compliance with applicable law. The materials and information that the Company will make available to the Investor Trustee relating to the Investor Trustee's duties as a member of the Company's Board of Trustees (collectively, "Information"), including oral communications with the Company's agents or employees contain economic, commercial, marketing, financial and contract information that the Company deems confidential and proprietary ("Confidential Information"). So that the parties will not be obliged to attempt an item-by-item evaluation of the Information, it is expressly understood that all the Information is Confidential Information, whether or not it qualifies under governing law as trade secrets or proprietary information with the sole exception of the following:

                  (a) Information which is or becomes generally available to the public other than by violation of this Agreement;

                  (b) Information that was available to such member of the Investor Group or any Investor Trustee on a non-confidential basis prior to its disclosure to the Investor Trustee by the Company, its subsidiaries, the Advisor or their representatives or agents, provided that the source of such information is not known by the member of the Investor Group or any Investor Trustee to be bound by a confidentiality agreement with the Company, its subsidiaries, the Advisor or their representatives or agents or otherwise prohibited from transmitting the information to the member of the Investor Group or any Investor Trustee by a contractual, legal or fiduciary obligation; and

                  (c) Information that becomes available to the member of the Investor Group or any Investor Trustee on a non-confidential basis from a source other than the Company, its subsidiaries, the Advisor or their representatives or agents, provided that such source is not known by the member of the Investor Group or any Investor Trustee to be bound by a confidentiality agreement with the Company or its representatives or agents or otherwise prohibited from transmitting the information to the member of the Investor Group or any Investor Trustee by a contractual, legal or fiduciary obligation.

         In the event that any member of the Investor Group is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to make any disclosure which is prohibited or otherwise constrained by this Agreement, each member of the Investor Group agrees that it will (i) provide the Company with prompt notice of such request(s) (unless such Person is legally prohibited from doing so pursuant to a court order of a court of competent jurisdiction) so that it may seek an appropriate protective order or other appropriate remedy and/or waive Investor Group member's compliance with the provisions of this Agreement, (ii) not oppose the Company's efforts to decline, resist or narrow such requests and (iii) in the event a protective order or other remedy is not obtained, reasonably cooperate with the Company, at the Company's sole cost and expense, to minimize disclosure of Confidential Information that such Persons are not legally compelled to disclose.

         10.5 This Section 10 (other than Section 10.4) shall terminate on the date that the members of the Investor Group no longer own in the aggregate at least 50% of the Preferred Shares issued pursuant to the Purchase Agreement.

         Section 11.  Transfers.

         11.1. (a) No Lazard Holder will Transfer, facilitate a Transfer or otherwise participate in any manner in a Transfer of Warrants, Class A Shares or Preferred Shares to a Person that such Transferring Holder knows is a Competitor. Each Lazard Holder (a "Transferring Holder") will give the Company written notice of any proposed Transfer of Warrants, Class A Shares or Preferred Shares, except Transfers to other Lazard Holders prior to the consummation of such Transfer. Such notice will include the identity of the purchaser (if known by the Transferring Holder after compliance with the inquiry standards set forth in this Section 11.1) of the Warrants, Class A Shares or Preferred Shares, including all Affiliates of such purchaser, in each case as can reasonably be determined with reasonable effort by the Transferring Holder which efforts shall include but not be limited to, inquiry of such prospective purchaser as to the identity of the Purchaser and its Affiliates and may include, if appropriate, a request for representation as to such identity, in any purchase agreement relating to such Transfer. Notwithstanding the foregoing, in the event of a

Transfer of 200,000 or fewer Class A Shares (as adjusted for stock splits, recapitalizations and similar transactions) in a single transaction or series of related transactions pursuant to the Shelf Registration during any 30 day period, the Transferring Holder shall only be required to inquire as to the identity of the purchaser of such Class A Shares and shall not be required to include the identity of the Purchaser in the notice to the Company unless known to such Transferring Holder after inquiry. Upon receipt of such notice, including the identity of the purchaser (if known by the Transferring Holder after compliance with the inquiry standards set forth in this Section 11.1) and its Affiliates, the Company shall have 5 Business Days to notify the Transferring Holder in writing of its reasonable objection to such Transfer based upon the fact that the Transfer is to a Competitor that is not a member of the Investor Group (or an entity whose Affiliate is a Competitor) of the Company. In the event that the Company provides notice of its objection, the Transferring Holder agrees not to Transfer such Warrants, Class A Shares or Preferred Shares to the proposed purchaser. If the Company does not provide notice of its objection within 5 Business Days of receipt of notice of the Transfer by the Transferring Holder, the Transferring Holder may consummate such Transfer; provided that if, prior to the consummation of such Transfer, the identity of the proposed purchaser changes, or the Transferring Holder acquires actual knowledge (without any obligation of investigation or inquiry) that the identity of the proposed purchaser's Affiliates has changed, this Section 11.1 shall again be applicable to such Transfer.

         (b) The obligations under this Section 11.1 shall not apply to any Transfer or disposition in connection with (a) any arrangement involving a secured or structured financing, including any pledge or other security interest, (b) any foreclosure or other exercise of remedies or negotiated arrangements or Transfer in connection with any structured or other financing arrangement, (c) any Transfer, distribution or resale by parties that acquired securities in connection with the arrangements and transactions referred in clauses (a) and (b), (d) any sale to an underwriter in connection with a firm commitment underwritten public offering, (e) any distribution by a member of the Investor Group to an Existing Holder and (f) any Transfer to a member of the Investor Group.

         (c) This Section 11.1 shall terminate with respect to Class A Shares on the date that the Lazard Holders own less than an aggregate of 200,000 Class A Shares (as adjusted for stock splits, recapitalizations and similar transactions).

         11.2. (a) Except for Transfers of Warrants or Class A Shares by a member of the Investor Group to Lazard Holders, if at any time during the term of this Agreement any Lazard Holder shall desire to Transfer in a single transaction or a series of related transactions over a consecutive 30 day period any Warrants or Class A Shares constituting (assuming exercise of the Warrants) 20% or more of the Class A Shares issuable under the Warrants that were acquired pursuant to the Purchase Agreement in the aggregate owned by him, her or it (such Person desiring to Transfer such Warrants or Class A Shares being referred to herein as a "Selling Shareholder"), then such Selling Shareholder shall deliver written notice of its desire to Transfer such Warrants or Class A Shares (a "Notice of Intention"), accompanied by a copy of a proposal relating to such Transfer (the "Sale

Proposal"), to the Company, setting forth such Selling Shareholder's desire to make such Transfer (which shall be for cash only), the number of Warrants or Class A Shares proposed to be Transferred (the "Offered Shares") and the price at which such Selling Shareholder on a good faith basis proposes to Transfer the Offered Shares (the "First Offer Price") and other terms applicable thereto. For purposes of calculations under this Section 11.2, all Warrants shall be considered exercised.

         (b) Upon receipt of the Notice of Intention, the Company shall then have the right to purchase at the First Offer Price and on the other terms specified in the Sale Proposal all or, subject to Section 11.2(d), any portion of the Offered Shares. The rights of the Company pursuant to this Section
11.2(b) shall be exercisable by the delivery of notice to the Selling Shareholder (the "Notice of Exercise"), within 5 Business Days from the date of delivery of the Notice of Intention. The Notice of Exercise shall state the total number of Offered Shares the Company is willing to purchase. The rights of the Company pursuant to this Section 11.2(b) shall terminate if unexercised 5 Business Days after the date of delivery of the Notice of Intention.

         (c) In the event that the Company exercises its rights to purchase any or all of the Offered Shares in accordance with Section 11.2(b), then the Selling Shareholder must Transfer the Offered Shares to the Company within 5 Business Days from the date of delivery of the Notice of Exercise received by the Selling Shareholder.

         (d) Notwithstanding the foregoing provisions of this Section 11.2, unless the Selling Shareholder shall have consented in writing to the purchase of less than all of the Offered Shares, the Company may not purchase any Offered Shares hereunder unless all of the Offered Shares are to be so purchased.

         (e) Any Person who has failed to give notice of the election of an option under this Section 11.2 within the specified time period will be deemed to have waived its rights with respect to the particular Notice of Intention only on the day after the last day of such period.

         (f) If all notices required to be given pursuant to Section 11.2 have been duly given and the Company does not exercise its option to purchase all of the Offered Shares at the First Offer Price and the Selling Shareholder does not desire to sell less than all the Offered Shares or if, with the consent of the Selling Shareholder, the Company purchases less than all of the Offered Shares pursuant to the provisions hereof, then in either such event the Selling
Shareholder shall have the right, subject to compliance by the Selling Shareholder with the other provisions of this Agreement, for a period of 180 calendar days from the earlier of (i) the expiration of the option period pursuant to Section 11.2 with respect to such Sale Proposal or (ii) the date on which such Selling Shareholder receives notice from the Company that it will not exercise in whole or in part the options granted pursuant to Section 11.2, to Transfer to any third party that is not, to the knowledge of the Selling Shareholder (based on the procedures set forth in Section 11.1(a)), a Competitor or Affiliate of a

Competitor the Offered Shares remaining unsold at a price of not less than 95% of the First Offer Price, and on the other terms specified in the Sale Proposal.

         (g) The  consummation of any purchase and Transfer  pursuant to Section
11.2 shall take place on such date, not later than 5 Business Days after the expiration of the option period pursuant to Section 11.2(b) with respect to such option, as the Selling Shareholder shall select. Upon the consummation of any such purchase and Transfer, the Selling Shareholder shall deliver certificates evidencing the Offered Shares sold, if any, duly endorsed, or accompanied by written instruments of transfer in form satisfactory to the purchaser duly executed by the Selling Shareholder free and clear of any liens, against delivery of the First Offer Price, payable by wire transfer of immediately available funds.

         (h) Subject to Section 11.2(a), making a written offer, giving or failing to give written notice within the stated period, accepting an offer or making a decision or election, in each case as provided in Section 11.2, shall create a legally binding obligation to buy or Transfer, or an obligation to refrain from buying or Transferring, as the case may be, the Offered Shares as provided in such Section 11.2.

         (i) The obligations under this Section 11.2 shall not apply to any Transfer or disposition in connection with (a) any arrangement involving a secured or structured financing, including any pledge or other security interest, (b) any foreclosure or other exercise of remedies or negotiated arrangements or Transfer in connection with any structured or other financing arrangement, (c) any Transfer, distribution or resale by parties that acquired securities in connection with the arrangements and transactions referred in clauses (a) and (b), (d) any sale to an underwriter in connection with a firm commitment underwritten public offering, (e) any Transfer to a Lazard Holder and
(f) any distribution by a member of the Investor Group to an Existing Holder.

         11.3. Notwithstanding anything to the contrary herein, no Lazard Holder shall Transfer any Preferred Shares, Warrants or Class A Shares prior to the one year anniversary of this Agreement except to other Lazard Holders. The restriction on Transfer under this Section 11.3 shall not apply to any Transfer or disposition in connection with (a) any arrangement involving a secured or structured financing, including any pledge or other security interest, (b) any foreclosure or other exercise of remedies or negotiated arrangements or Transfer in connection with any structured or other financing arrangement, (c) any Transfer, distribution or resale by parties that acquired securities in connection with the arrangements and transactions referred in clauses (a) and
(b), (d) any sale to an underwriter in connection with a firm commitment underwritten public offering and (e) any distribution by a member of the Investor Group to an Existing Holder, if such Existing Holder agrees in writing to be bound by the terms of this Section 11.3.

         11.4. Right to Join in Sale. (a) If, after the first anniversary hereof, SOFI IV or Starwood Mezzanine proposes, in a single transaction or series of related transactions within a 30 day period that is a private placement to Transfer (other than Transfers to Affiliates if the Affiliate has agreed in writing to be bound by this Section 11.4) Class A Shares for which it or they receives aggregate cash consideration in excess of $25 million (a "Disposing Shareholder"), then, such Person or group shall refrain from effecting such transaction unless, prior to the consummation thereof, the members of the Investor Group shall have been afforded the opportunity to include their Class A Shares in such Transfer of Class A Shares on a pro rata basis, as hereinafter provided. As a condition to the inclusion of any Class A Shares in a Transfer pursuant to this Section 11.4, the members of the Investor Group shall be required at the closing of such Transfer to exercise Warrants for Class A Shares in an amount equal to that to be included in such Transfer; provided, however, that the members of the Investor Group shall not perform a cashless exercise of such Warrants pursuant to any sale of Class A Shares under this Section 11.4; provided, further, that the members of the Investor Group are permitted to pay the exercise price of such Warrants with the proceeds of such sale.

         (b) Prior to consummation of any proposed Transfer for aggregate cash consideration in excess of $25 million of Class A Shares described in Section 11.4(a), each Disposing Shareholder shall offer in writing to the Representative the opportunity for the members of the Investor Group to sell in the Transfer of such Class A Shares a number of Class A Shares equal to the product of (i) the number of Class A Shares then owned (or are entitled to be acquired upon exercise of the Warrants) by the members of the Investor Group and that were received upon exercise of Warrants originally issued pursuant to the Purchase Agreement (regardless of whether the Class A Shares proposed to be sold by the Disposing Shareholders are Class A Shares or convertible into Class A Shares) (the "Purchase Offer") multiplied by (ii) a fraction the numerator of which shall be the number of Class A Shares to be included in such sale by the Starwood Holders and the denominator of which shall be the total outstanding Class A Shares owned by the Starwood Holders on June 17, 1998 (adjusted for stock splits, recapitalizations and similar transactions). Such offer shall be made by each Disposing Shareholder at the highest price per Class A Share and on such other terms and conditions as obtained by the Disposing Shareholder or Shareholders. The Representative shall have 5 Business Days from the date of receipt of the Purchase Offer in which to accept the Purchase Offer.

         (c) This Section 11.4 shall terminate on the seventh (7th) anniversary of the date of this Agreement.

         (d) The obligations under this Section 11.4 shall not apply to any Transfer or disposition in connection with (a) any arrangement involving a secured or structured financing, including any pledge or other security interest, (b) any foreclosure or other exercise of remedies or negotiated arrangements or Transfer in connection with any structured or other financing arrangement, (c) any Transfer, distribution or resale by parties that acquired securities in connection with the arrangements and transactions referred in clauses (a) and (b), (d) any sale to an underwriter in connection with a firm commitment underwritten public offering and (e) any distribution by a partnership, limited liability company or other entity to its partners, members or owners or a Person owned by them and any subsequent distribution by such partners, members or owners to their partners, members or owners.

         Section 12.  Amendment, Modification and Waivers; Further Assurances.

         12.1. This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the prior written consent to such amendment, action or omission to act of: (i) in the case of Sections 3 through 9 (including all applicable defined terms) the Holders of a majority of the then outstanding Registrable Securities; (ii) in the case of Sections 2, 11, 12, 13, 14 and 15 (including all applicable defined terms), the Representative; (iii) in the case of Section 10 (including all applicable defined terms) and all other Sections, each member of the Investor Group; and (iv) in the case of obligations or rights of the Starwood Holders, without the consent of the Starwood Holders.

         12.2. No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

         12.3. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

         Section 13. Assignment; Benefit. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto, the Lazard Holders and the Holders (provided that a provision shall only be binding on a Holder if the Holder has direct rights or obligations relating to the Class A Shares, Warrants or Preferred Shares that were acquired by the Investors pursuant to the Purchase Agreement that are now held by such Holder) and each indemnified party under Section 8 hereof and their respective heirs, permitted assigns, executors, administrators or successors. The rights under Sections 3, 4, 5, 6, 7, 8 and 9 shall inure to the benefit of any Person who acquires Class A Shares, Warrants or Preferred Shares pursuant to the exercise of foreclosure remedies. The rights of the members of the Investor Group pursuant to Section 10 shall not be assigned without the consent of the Company.

         Section 14.  Miscellaneous.

         14.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving regard to the conflict of laws principles thereof.

         14.2. Notices. All notices and requests given pursuant to this Agreement shall be in writing and shall be made by hand-delivery, first-class mail (registered or certified, return receipt requested), confirmed facsimile or overnight air courier guaranteeing next business day delivery to the relevant address specified on Schedule I, as otherwise specified to the Company in writing or to the address set forth in the stock record books of the Company. Except as otherwise provided in this Agreement, the date of each such notice and request shall be deemed to be, and the date on which each such notice and request shall be deemed given shall be: at the time delivered, if personally delivered or mailed; when receipt is acknowledged, if sent by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next business day delivery.

         14.3. Entire Agreement; Integration. This Agreement supersedes all prior agreements between or among any of the parties hereto with respect to the subject matter contained herein, and this agreement embodies the entire understanding among the parties relating to such subject matter.

         14.4. Section Headings. Section headings are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

         14.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one and the same instrument. All signatures need not be on the same counterpart.

         14.6. Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement, unless the result thereof would be unreasonable, in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.

         14.7. Termination. Sections 3 through 9 of this Agreement may be terminated at any time by a written instrument signed by the Company and the holders of a majority of the outstanding Registrable Securities; Sections 2, 11 and 15 may be terminated with the written consent of the Company and the Representative; and Section 10 may be terminated by the written consent of the Company and the members of the Investor Group. Unless sooner terminated in accordance with the preceding sentence or the other provisions of this Agreement; Sections 3, 4, 5, 6, 7, 8 and 9 of this Agreement shall terminate in their entirety on such date as there shall be no Registrable Securities outstanding; provided that any Warrants, Preferred Shares or Class A Shares previously subject to this Agreement shall not be Registrable Securities following the date such Warrants, Preferred Shares or Class A Shares no longer meet the definition of Registrable Securities.

         14.8. Submission to Jurisdiction. Each of the parties hereto and the Holders irrevocably submits and consents to the jurisdiction of the United States District Court for the Southern District of New York in connection with any action or proceeding arising out of or relating to this Agreement, and irrevocably waives any immunity from jurisdiction thereof and any claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled in any such action or proceeding.

         14.9. The Trust. Each of the parties hereto acknowledges and agrees that the name "Starwood Financial Trust" is a designation of the Company and its Trustees (as Trustees but not personally) under the Company's Declaration of Trust, and all persons dealing with the Company shall look solely to the Company's assets for the enforcement of any claims against the Company, and the Trustees, officers, agents and security holders of the Company assume no personal liability for obligations entered into on behalf of the Company, and their respective individual assets shall not be subject to the claims of any person relating to such obligations.

         Section 15.  Representative.

         15.1. Representative. Notwithstanding any statement to the contrary contained herein, each Lazard Holder irrevocably authorizes and appoints LFREI or its successor appointed pursuant to this Section 15 (the "Representative") as its true and lawful attorney and representative with full power and authority to take any and all actions and execute any and all documents and agreements in such Person's name, place and stead, with the same effect as if such action were taken or such document or agreement were executed by such Person, in connection with any matter or thing relating to any provision of this Agreement that states that the Representative shall act or execute and LFREI hereby accepts its appointment as the Representative and agrees to perform all of the duties of the Representative hereunder.

         15.2. The Representative cannot resign or be removed by the Lazard Holders, except upon delivery to the Company of a written instrument signed by the successor Representative in which the successor Representative agrees to serve as Representative and the Lazard Holders consent thereto (such instrument being referred to as a "Representative Replacement Instrument").

         15.3. The signature of the Representative that purports to be on behalf of one or more of the Lazard Holders shall be deemed to be the signature of such Lazard Holders and they shall be bound by the terms of any documents and agreements executed and delivered by the Representative pursuant to this Agreement as though they were actual signatories thereto. The Company shall be entitled to rely, without any investigation or inquiry by the Company, upon all action by the Representative as having been taken upon the authority of such Lazard Holders. Any action by the Representative taken on behalf of the Lazard Holders shall be conclusively deemed to be the action of the Lazard Holders, and the Company shall not have any liability or responsibility to the Lazard Holders for any action taken in reliance thereon.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

                              STARWOOD FINANCIAL TRUST
                              a Maryland real estate investment trust


                              By: /s/  Jay Sugarman
                                 -------------------------------------
                                 Name:   Jay Sugarman
                                 Title:  CEO and President


                              LAZARD FRERES REAL ESTATE FUND II L.P.


                              By:  Lazard Freres Real Estate
                                   Investors L.L.C., General Partner


                              By: /s/  John A. Moore
                                 -------------------------------------
                                 Name:  John A. Moore
                                 Title:  Chief Financial Officer


                              LAZARD FRERES REAL ESTATE OFFSHORE FUND
                              II L.P.


                              By:  LF Real Estate Investors
                                   Company, General Partner


                              By: /s/  Douglas N. Wells
                                 -------------------------------------
                                 Name:  Douglas N. Wells
                                 Title:  Authorized Signatory


                              LF MORTGAGE REIT


                              By: /s/  John A. Moore
                                 -------------------------------------
                                 Name:  John A. Moore
                                 Title:  Chief Financial Officer

                              LAZARD FRERES REAL ESTATE INVESTORS
                              L.L.C. (Solely limited to its rights and obligations as the Representative pursuant to Section 15 hereof.)

                              By:  /s/  John A. Moore
                                 -------------------------------------
                              Name:  John A. Moore
                              Title: Chief Financial Officer


                              SOFI-IV SMT HOLDINGS, L.L.C.*

                              By:   Starwood Mezzanine Investors, L.P.
                                    its managing member

                              By:   Starwood Capital Group, L.P.
                                    its general partner

                              By:   BSS Capital Partners, L.P.
                                    its general partner

                              By:   Sternlicht Holdings II, Inc.
                                    its general partner

                              By: /s/  Madison F. Grose
                                 -------------------------------------
                                 Name:  Madison F. Grose
                                 Title: Senior Managing Director

                              STARWOOD MEZZANINE INVESTORS, *

                              By:    SOFI IV Management, L.L.C.
                              Its:   General Partner

                              By:    Starwood Capital Group, L.L.C.
                              Its:   General Manager


                              By: /s/  Madison F. Grose
                                 -------------------------------------
                                 Name:  Madison F. Grose
                                 Title:  Executive Vice President



                              B HOLDINGS, L.L.C.*/
                              a Delaware limited liability company


                              By: /s/  Madison F. Grose
                                 -------------------------------------
                                 Name:  Madison F. Grose
                                 Title:  Senior Managing Director



--------
*/ Each of Starwood Mezzanine Investors, L.P., SOFI-IV, SMT Holdings L.L.C. and B Holdings, L.L.C. is a party to this Agreement solely for purposes of performing the obligations directly applicable to it and not for the purposes of guaranteeing in any way the obligations of the Company. No recourse under or upon any obligation, covenant, or agreement contained in this Agreement shall be had against any partner or member of Starwood Mezzanine Investors, L.P., SOFI-IV, SMT Holdings L.L.C. or B Holdings, L.L.C. SOFI IV (other than with respect to the general partner or managing member of each, for the fraud, intentional misrepresentation, willful misconduct or gross negligence of such general partner or managing member) or constituent member of the general partner.

                                   SCHEDULE I

                              Addresses for Notice


         If to the Investors to:
              LF Mortgage REIT
              30 Rockefeller Center
              63rd Floor
              New York, New York  10020
              Phone:  (212) 632-6000
              Fax No.:  (212) 332-5980
              Attn: Robert P. Freeman

              Lazard Freres Real Estate Fund II L.P.
              30 Rockefeller Center
              63rd Floor
              New York, New York  10020
              Phone:  (212) 632-6000
              Fax No.:  (212) 332-5980
              Attn: Robert P. Freeman

              Lazard Freres Real Estate Offshore Fund II L.P.
              30 Rockefeller Center
              63rd Floor
              New York, New York  10020
              Phone:  (212) 632-6000
              Fax No.:  (212) 332-5980
              Attn: Robert P. Freeman

         with a copy in each case to:
              Morrison & Foerster LLP
              1290 Avenue of the Americas
              New York, New York 10104
              Attn: Frederick Z. Lodge
              Phone: (212) 468-7900
              Fax No: (212) 468-7900

         If to the Representative to:
              Lazard Freres Real Estate Investors L.L.C.
              30 Rockefeller Center
              63rd Floor
              New York, NY  10020
              Phone:  (212) 632-6000
              Fax No.:  (212) 332-5980
              Attn: Robert P. Freeman

         with a copy to:
              Morrison & Foerster LLP
              1290 Avenue of the Americas
              New York, New York 10104
              Attn: Frederick Z. Lodge
              Phone: (212) 468-7900
              Fax No: (212) 468-7900

         If to the Company to:
              1114 Avenue of the Americas
              27th Floor
              New York, New York 10036
              Attention: Spencer Haber
              Phone: (212) 930-9400
              Fax No.:  (212) 930-9449

         with a copy to:
              Mayer, Brown & Platt
              1675 Broadway
              New York, New York  10019
              Attention:  James B. Carlson
              Phone: (212) 506-2500
              Fax No.:   (212) 262-1910

         and
              Nina B. Matis
              Katten, Muchin & Zavis
              525 West Monroe Street - Suite 1600
              Chicago, Illinois  60661
              Phone: (312) 902-5560

         If to Starwood to:
              c/o Starwood Group, L.P.
              Three Pickwick Plaza, Suite 250
              Greenwich, Connecticut  06830
              Attention:  Madison F. Grose, Esq.
              Phone: (203) 861-2100
              Fax No.:  (203) 861-2101

         with a copy to:
              Rinaldi & Associates
              Three Pickwick Plaza, Suite 250
              Greenwich, Connecticut  06830
              Attention:  Ellis Rinaldi
              Phone: (203) 861-2121
              Fax No.:  (203) 861-2122

                                   SCHEDULE II

                                  Excluded Debt


Any Debt relating to:
MD3 Cayman L.P.
DC Retail
interest rate protection agreements relating to Debt incurred on the Closing Date relating to
     1500 Broadway

including, in each case, any refinancing of such Debt up to an amount equal to the outstanding balance on the Closing Date, plus any accrued and unpaid interest or fees thereon, plus the costs of the refinancing.

                                    Exhibit A

                     FORM OF INVESTOR REPRESENTATION LETTER
                            FOR SUBSEQUENT PURCHASES



Starwood Financial Trust
1114 Avenue of the Americas
27th Floor
New York, New York 10036

Ladies and Gentlemen:

         In connection with the proposed acquisition of ___ Series A Preferred Shares of beneficial interest, $.01 par value per share ("Series A Preferred"), of Starwood Financial Trust, a Maryland real estate investment trust (the "Company"), and/or ___ Class A Shares of beneficial interest, $1.00 par value per share, of the Company ("Class A Shares"), and/or ___ warrants to purchase up to ___ Class A Shares ("Warrants" and, together with the Series A Preferred and Class A Shares, the "Shares"), the undersigned hereby certifies, represents and covenants as to [ ] (the "Investor"), after due inquiry, as follows:

         1. The Investor has received a copy of the Declaration of Trust, as amended, including the Articles Supplementary with respect to the Series A Preferred, and understands the restrictions on transfers and ownership of the Company's shares of beneficial interest set forth therein.

         2. The Investor represents and covenants that no individual or organization described in Section 542(a)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), as modified by Section 856(h) of the Code, that is a direct or indirect partner, member or shareholder of the Investor, as the case may be, Beneficially Owns (as defined herein) or, in the future will Beneficially Own because of Investor's Beneficial Ownership in the Company, Shares in excess of the Ownership Limit (as defined in both the Declaration of Trust, as amended, and the Articles Supplementary with respect to the Series A Preferred). A summary of the ownership of the Investor by those persons that Beneficially Own a greater than 5% interest in the Investor as of the date hereof has been attached hereto as Exhibit A-1. The summary of the ownership of the Investor described in the immediate preceding sentence shall indicate the classification of the person or entity (e.g., individual X) but shall not necessarily need to indicate the name of such person. For purposes of this representation, Beneficially Owns shall mean ownership by a person or entity who would be treated as an owner of the Investor either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h) of the Code.

         3. As of the date hereof, except as set forth at the end of this letter the Investor (and any direct or indirect partner, member or shareholder of the Investor) does not own, actually or constructively (as determined in accordance with Code Section 544), any beneficial interest in the Company, including any Shares (other than the Shares that are subject to this representation).

         4. The Investor understands that any transferee of the Investor who acquires or attempts to acquire the Company's Series A Preferred Shares or Class A Shares in an amount in excess of the Ownership Limits (as defined in the Declaration of Trust, as amended, including the Articles Supplementary with respect to the Series A Preferred) will be subject to the Excess Share provisions of Articles XI of the Declaration of Trust and Articles IX of the Articles Supplementary unless a waiver of those provisions is provided by the Company.

         The Investor covenants that it will immediately notify the Company of the date on which the foregoing representations and warranties are no longer true and correct in all respects (the "Termination Date"). The Investor understands that any breach of a representation or covenant contained in this letter will automatically cause the waiver granted by the Company with respect to the Shares to immediately cease to be effective to the extent necessary to cause such representation or covenant to be true and correct and, to the extent necessary to cause such representation or covenant to be true and correct, all (or a portion of) the Shares owned by the Investor shall be subject to Article XI of the Declaration of Trust and Article IX of the Articles Supplementary.

                                             Very Truly Yours,


                                             INVESTOR

                                             By:_______________________________
                                             Name:
                                             Title:



Other Shares Owned:

                                   Exhibit A-1

                      SUMMARY OF GREATER THAN FIVE PERCENT
                        BENEFICIAL OWNERS OF THE INVESTOR